Exhibit 99.1

PRESS RELEASE

Motorsport Games Reaches Agreement to Acquire

All Remaining Shares of 704Games Company

On Per Share Basis, Not Meaningful This Year, Then Accretive

MIAMI, FL — March 15, 2021 — Pursuant to it previously disclosed offer to Ascend FS, Inc., Motorsport Games Inc. (NASDAQ: MSGM) (“Motorsport Games”), a leading racing game developer, publisher and esports ecosystem provider of official motorsport racing series throughout the world, announced today it has entered into a definitive agreement with Ascend to acquire the shares of 704Games Company owned by Ascend. The 704Games shares owned by Ascend represent 10.1% of the outstanding common stock of 704Games and will be acquired by Motorsport for the same per share consideration previously disclosed in Motorsport Game’s agreement to acquire 7.6% of the outstanding shares of 704Games from PlayFast Games, LLC.

Both the Ascend and PlayFast transactions are subject to customary conditions to closing and are expected to close on April 1, 2021. Upon closing of these transactions, Motorsport Games will own 100% of the outstanding common stock of 704Games. As previously disclosed, beginning in 2022, the acquisition of 100% of 704Games is expected to be accretive to net (loss) earnings per share of Motorsport Games on a per share basis. With 704Games becoming a wholly-owned subsidiary of Motorsport Games, the acquisition brings multiple strategic values to the forefront including the simplified financial reporting of Motorsport Games going forward.

The transactions with Ascend and PlayFast will also completely settle and release, without admitting fault or liability by any party, all claims that either PlayFast or Ascend, as a minority stockholders of 704Games, could allege or assert against Motorsport Games. In addition, pursuant to the agreement with Ascend, the 704Games derivative legal action commenced in Florida by Ascend against Motorsport Games will be dismissed with prejudice upon the closing of the transaction with Ascend.

For more information about Motorsport Games visit www.motorsportgames.com and follow our social media channels: Facebook, Twitter and LinkedIn.

About Motorsport Games:

Motorsport Games, a Motorsport Network company, combines innovative and engaging video games with exciting esports competitions and content for racing fans and gamers around the globe. The Company is the officially licensed video game developer and publisher for iconic motorsport racing series including NASCAR, 24 Hours of Le Mans and the British Touring Car Championship (“BTCC”). Motorsport Games is an award-winning esports partner of choice for 24 Hours of Le Mans, Formula E, BTCC, the FIA World Rallycross Championship and the eNASCAR Heat Pro League among others.

For more information about Motorsport Games visit: www.motorsportgames.com

PRESS RELEASE

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Motorsport Games and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to whether Motorsport Games will be able to close the transactions contemplated in the agreements with Ascend and PlayFast, whether all conditions precedent in such agreements will be satisfied, whether the closing of the transactions contemplated in the agreements with Ascend and PlayFast will occur and whether Motorsport Games will achieve its goals. Additional examples of such risks and uncertainties include, but are not limited to (i) Motorsport Games’ ability (or inability) to maintain existing, and secure additional, licenses and contracts with the sports series; (ii) Motorsport Games’ ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition on Motorsport Games’ business; (vi) the risk that changes in consumer behavior could adversely affect Motorsport Games’ business; (vii) Motorsport Games’ ability to protect its intellectual property; and (viii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent registration statement on Form S-1 and current reports on Form 8-K filed by Motorsport Games with the Securities and Exchange Commission. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games’ plans and expectations as of any subsequent date.

Investors:

Ashley DeSimone

Ashley.Desimone@icrinc.com

Press:

motorsportgames@astrskpr.com